                        NUTTER, McCLENNEN & FISH, LLP
                           ONE INTERNATIONAL PLACE
                            BOSTON, MA 02110-2699
                           Telephone: (617) 439-2000

                                                                       EXHIBIT 8

                                 March 21, 1996
                                    12742-405

Meditrust
197 First Avenue
Needham, MA 02194

Gentlemen:

        You have requested our opinion regarding the federal income taxation of shareholders of Meditrust, a Massachusetts business trust (the "Company"), in connection with the Registration Statement on Form S-3 with respect to the Company's shelf registration of $500,000,000 in Company securities consisting of a combination of shares of beneficial interest, debt securities and/or warrants to be offered from time to time (the "Registration Statement"). The facts, as we understand them, and upon which we rely in rendering the opinion expressed herein, are set forth in the Registration Statement and in the Company's Current Report on Form 8-K dated March 4, 1992, as amended by the Company's Form 8-K/A dated March 20, 1996 (the "Form 8-K"), which is incorporated by reference in the Registration Statement.

         Based on such facts, we are of the opinion that the statements contained in the Form 8- K under the caption "Federal Income Tax Considerations," insofar as such statements constitute statements of federal income tax law, are correct. No opinion is expressed as to any factual matter or as to any matter not set forth therein. Our opinion is based on our interpretation of the statutes, regulations, decisions and published administrative interpretations in effect on the date hereof, and we can offer no assurance that such statutes, regulations, decisions and published administrative interpretations will not be amended, revoked or modified in a manner that would affect our opinion set forth herein. Further, any variation in the facts from those set forth in the Registration Statement or the Form 8-K may affect the conclusion stated herein.

         We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the offer and sale of the shares of beneficial interest, debt

Meditrust
March 21, 1996

Page 2

securities and/or warrants only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

                                            Very truly yours,

                                            Nutter, McClennen & Fish, LLP